As filed with the Securities and Exchange Commission on July 12, 2012
Registration No. 333-9634

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST–EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Clarendon House, 2 Church Street
Hamilton HM11, Bermuda
(441) 296-5872
(Address of principal executive offices and zip code)

SIGNET GROUP PLC EMPLOYEE STOCK SAVINGS PLAN
(Full title of the plan)

Michael W. Barnes
Chief Executive Officer
Signet Jewelers Limited
375 Ghent Road
Akron, Ohio 44313
(330) 668-5000
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mark A. Jenkins Signet Company Secretary & Chief Legal Officer Signet Jewelers Limited 15 Golden Square London W1F 9JG United Kingdom	Andrea A. Bernstein Partner Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York, 10153

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On November 13, 1998, Signet Group plc, a UK corporation, as predecessor to Signet Jewelers Limited, a Bermuda corporation (the “Company”), filed a Registration Statement on Form S-8 (Reg. No. 333-9634) (as amended, the “Registration Statement”) pursuant to which it registered 40,000,000 shares of its common stock (the “Common Shares”) issuable in connection with the Signet Group plc Employee Stock Savings Plan (the “Plan”). On September 11, 2008, the Company filed Post-Effective Amendment No. 1 to the Registration Statement to register an indeterminate amount of plan interests in the Plan.

The Plan has terminated, and all rights to purchase shares under the Plan have been exercised or have expired.  In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment No. 2 is being filed to remove from registration the Common Shares and plan interests not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Shares and plan interests.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ghent, State of Ohio, on this 12th day of July 2012.

SIGNET JEWELERS LIMITED

By:	/s/ Ronald W. Ristau
Name:	Ronald W. Ristau
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below, which includes a majority of the board of directors, on this 12th day of July 2012.

Signature	Title

/s/ Michael W. Barnes	Chief Executive Officer and Director
Michael W. Barnes	(principal executive officer)

/s/ Ronald W. Ristau	Chief Financial Officer
Ronald W. Ristau	(principal financial officer and principal accounting officer accounting officer)

/s/ Robert Blanchard	Director
Robert Blanchard

/s/ Marianne Miller Parrs	Director
Marianne Miller Parrs

/s/ Thomas Plaskett	Director
Thomas Plaskett

/s/ Russell Walls	Director
Russell Walls

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THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Signet Group plc Employee Stock Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on this 12th day of July 2012.

SIGNET GROUP PLC EMPLOYEE STOCK SAVINGS PLAN

By:	/s/ Mark A. Jenkins
Name:	Mark A. Jenkins
Title:	Authorized Representative of the Plan, Administrator of the Signet Group plc Employee Stock Savings Plan

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